Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121595, 333-127550, 333-163982 and 333-163986 on Form S-8 of our report dated March 25, 2010, relating to the consolidated financial statements of Ocean Shore Holding Co. and subsidiaries appearing in this Annual Report on Form 10-K of Ocean Shore Holding Co. and subsidiaries for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Philadelphia, PA

March 25, 2010